EXHIBIT 99.1

FINAL

For Immediate Release	5995 Plaza Drive
Cypress, California 90630
Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason	Dan Yarbrough
	Media Relations	Investor Relations
	(714) 226-3530	(714) 226-3540
	tyler.mason@phs.com	dan.yarbrough@phs.com

PacifiCare Health Systems Announces

2nd Quarter 2005 Results

•      Q2 EPS was $0.96 per diluted share, up 20% from prior year

•      Net income totaled $92.6 million, up 22% from Q2 2004

•      Commercial MLR improved by 310 basis points year-over-year

•      Total senior membership up 6% from prior year

CYPRESS, Calif., July 28, 2005 — PacifiCare Health Systems, Inc. (NYSE: PHS), today announced that reported net income for the second quarter ended June 30, 2005 was $92.6 million, or $0.96 per diluted share. This compares with reported net income of $76 million, or $0.80 per diluted share, for the second quarter of 2004.

“We are very pleased with the year-over-year increase in our earnings, which were ahead of consensus expectations even after including approximately $7.6 million, or 5 cents per share, in costs related to our Medicare Part D readiness and $4 million, or 3 cents per share, in out-of-pocket costs related to our previously announced agreement to merge with UnitedHealth Group,” said Chairman and Chief Executive Officer Howard Phanstiel. “This earnings improvement was driven by higher senior membership, higher commercial membership and a 310 basis point decrease in the commercial medical loss ratio.”

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Revenue and Membership

Second quarter 2005 total operating revenue of $3.6 billion was 18% higher than the same quarter a year ago. Total commercial revenue rose 19%, driven by a 6% rise in premiums per member per month (PMPM) and 15% growth in fully insured and ASO membership, including the acquisitions of American Medical Security Group (AMS) and the group health business of Pacific Life Insurance Company. Senior revenue grew 14% over the second quarter of last year, primarily as the result of a premium increase of 7% PMPM and a 6% rise in membership.

Specialty and Other revenue grew 35% over the second quarter last year, primarily as the result of a 24% rise in retail service contract and mail order fulfillment revenues at PacifiCare’s pharmacy benefit management company and membership growth at both the behavioral health and dental and vision subsidiaries.

Health Care Costs

The private sector commercial medical loss ratio (MLR) in the second quarter improved 310 basis points from the prior year, to 81.2%. This improvement was driven primarily by business mix changes resulting from the AMS and Pacific Life transactions, but also included an 80 basis point reduction in the MLR related to same-store membership.

The government sector senior MLR was up 110 basis points year-over-year, to 87.5%, primarily as the result of benefit increases intended to grow Medicare Advantage membership. However, the second quarter MLR was at the low end of the company’s previously issued 2005 full-year guidance of 87.5% to 88.5%.

The consolidated MLR of 84.1% was 100 basis points lower than the second quarter of the prior year.

Selling, General & Administrative Expenses

The SG&A expense ratio of 13.4% in the second quarter of 2005 was 110 basis points higher than the second quarter of 2004 and 20 basis points higher sequentially. The year-over-year

2

increase was primarily a result of changes in business mix related to the acquired AMS and Pacific Life business, as well as $4 million in costs incurred in connection with the pending merger with UnitedHealth Group and the company’s preparations to administer the new Medicare Part D benefit. The sequential increase is primarily attributable to the costs related to the pending merger with UnitedHealth Group, increased Medicare Part D readiness costs and the impact of a higher SG&A ratio associated with the acquired Pacific Life membership.

Other Financial Data

Medical claims and benefits payable (MCBP) totaled approximately $1.25 billion at June 30, 2005, which was an increase of approximately $48 million from the prior quarter. The IBNR component of MCBP increased by approximately $29 million sequentially.

Days claims payable for the second quarter compared to the prior quarter increased slightly to 38.8 days from 38.2 days. However, after excluding the non-risk, capitated portion of the company’s business, as well as other non-claim related liabilities, days claims payable decreased from 68.3 to 66.7 days.

Cash flow from operations in the second quarter of 2005 was $14 million. This includes the effect of certain large items in the quarter, including tax payments totaling more than $115 million. Additionally, accounts receivable increased due to the timing of premiums received in connection with the coinsurance arrangement related to the Pacific Life acquisition, and an increasing receivable balance from the Centers for Medicare and Medicaid Services for accrued revenue that is expected to be received in September.

Conference Call, Webcast and Website Information

PacifiCare will host a conference call and webcast on Thursday, July 28, 2005 at 8:00 AM Pacific time, 11:00 AM Eastern, to discuss this release in further detail. Interested parties can access the live conference by dialing (877) 601-3546, password “PacifiCare”. A replay of the call will be available through August 19, 2005 at (866) 403-8762. Additionally, a live webcast of the call will be available at www.pacificare.com. Click on Investor Relations, and then Conference Calls to access the link. In accordance with Regulation G, a reconciliation of GAAP

3

results to any non-GAAP measurements referred to in this release and during the conference call will be posted with the earnings press release on our website.

Risk Factors Regarding Forward-Looking Statements

The statements in this news release that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited, to the company’s expectations regarding financial results, including earnings, for the full-year 2005. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, failure to implement programs to achieve expected membership, revenue or earnings targets as a result of premium or benefit adjustments; the inability to execute cost control strategies, including medical management programs; actual medical claims differing from current estimates; inability to maintain required capital levels at the company’s regulated subsidiaries; inability to maintain profitability and growth at the company’s specialty businesses; provider contractual or financial problems or bankruptcy; unexpected increases in competition; new regulations or laws relating to capitation; Medicare reimbursements, benefit mandates, service, utilization management, provider contracts and similar matters; and the inability to comply with existing bank covenants. Additional information on factors, risks, and uncertainties that could potentially affect our financial results may be found in documents filed with the Securities and Exchange Commission.

PacifiCare Health Systems is one of the nation’s largest consumer health organizations with approximately 3.3 million health plan members and approximately 11.3 million specialty plan members nationwide. PacifiCare offers individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Specialty plan operations include behavioral health, dental and vision, and complete pharmacy benefit management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

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PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per-share amounts)	2005	2004	2005	2004
Revenue:
Commercial	$1,678,717	$1,413,587	$3,245,049	$2,799,905
Senior	1,637,775	1,441,187	3,257,480	2,851,300
Specialty and other	230,454	170,845	452,148	320,692
Net investment income	34,510	21,829	62,402	39,674

Total operating revenue	3,581,456	3,047,448	7,017,079	6,011,571
Expenses:
Health care services and other:
Commercial	1,367,917	1,198,216	2,656,317	2,366,779
Senior	1,431,195	1,248,111	2,840,136	2,473,072
Specialty and other	137,421	93,420	269,753	174,492

Total health care services and other	2,936,533	2,539,747	5,766,206	5,014,343

Selling, general and administrative expenses	475,729	372,423	924,860	741,475

Operating income	169,194	135,278	326,013	255,753
Interest expense, net	(18,729)	(10,853)	(35,506)	(21,670)

Income before income taxes	150,465	124,425	290,507	234,083
Provision for income taxes	57,888	48,401	112,224	91,058

Net income	$92,577	$76,024	$178,283	$143,025

Weighted average common shares outstanding used to calculate basic earnings per share	86,413	84,933	86,152	84,602

Basic earnings per share	$1.07	$0.90	$2.07	$1.69

Weighted average common shares and equivalents outstanding used to calculate diluted earnings per share	97,253	96,132	97,130	95,849

Diluted earnings per share	$0.96	$0.80	$1.85	$1.51

OPERATING STATISTICS
Medical loss ratio:
Consolidated	84.1%	85.1%	84.2%	85.1%

Private - Commercial	81.2%	84.3%	81.5%	83.9%
Private - Senior	69.5%	64.9%	76.1%	73.8%
Private - Consolidated	81.0%	83.9%	81.4%	83.8%

Government - Senior	87.5%	86.4%	87.2%	86.5%
Government - Consolidated	87.5%	86.4%	87.2%	86.5%

Selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income)	13.4%	12.3%	13.3%	12.4%
Operating income as a percentage of operating revenue	4.7%	4.4%	4.6%	4.3%
Effective tax rate	38.5%	38.9%	38.6%	38.9%

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2005	2004	2005	2004
Operating activities:
Net income	$92,577	$76,024	$178,283	$143,025
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,473	12,705	30,606	24,721
Deferred income taxes	(36,838)	31,806	(25,772)	34,021
Tax benefit realized for stock option exercises	9,218	3,553	21,491	13,364
Stock-based compensation expense	8,915	10,925	15,979	20,377
Amortization of intangible assets	5,276	4,947	10,857	9,893
Amortization of notes receivable from sale of fixed assets	(1,330)	(1,391)	(2,626)	(2,751)
Amortization of capitalized loan fees	1,042	1,078	2,076	2,155
Provision for (recovery on) doubtful accounts	229	44	(1,064)	(1,176)
Amortization of discount on 10 3/4% senior notes	377	71	448	142
Loss (gain) on disposal of property, plant and equipment and other	(210)	219	99	424
Changes in assets and liabilities, net of effects of acquisitions:
Receivables, net	(70,370)	(3,827)	(84,342)	(51,200)
Prepaid expenses and other assets	11,249	1,772	7,033	(10,843)
Medical claims and benefits payable	33,202	(23,800)	43,102	53,200
Accounts payable and accrued liabilities:
Accrued taxes	(35,913)	(40,286)	(18,075)	(8,046)
Other changes in accounts payable and accrued liabilities	(15,597)	(32,053)	(38,183)	(21,768)
Unearned premium revenue	(3,179)	(16,525)	2,393	(398,307)

Net cash flows provided by (used in) operating activities	14,121	25,262	142,305	(192,769)

Investing activities:
Purchase of marketable securities, net	(48,139)	(52,296)	(147,822)	(110,985)
Acquisitions, net of cash acquired	(47,389)	—	(54,746)	—
Sale (purchase) of marketable securities - restricted	(41,373)	(2,327)	(41,905)	26,863
Purchase of property, plant and equipment	(16,968)	(13,031)	(31,971)	(27,272)
Proceeds from the sale of property, plant and equipment	2,452	—	2,452	—

Net cash flows used in investing activities	(151,417)	(67,654)	(273,992)	(111,394)

Financing activities:
Proceeds from issuance of common stock	8,685	9,830	19,377	31,076
Principal payments on long-term debt	(8,726)	(457)	(17,439)	(948)
Purchase and retirement of common stock	(1,174)	(38,030)	(13,845)	(40,542)
Adjustment to fair value of 10 3/4% senior notes	(7,487)	—	(7,487)	—
Payments on software financing agreements	(1,372)	(1,448)	(2,728)	(4,053)

Net cash flows used in financing activities	(10,074)	(30,105)	(22,122)	(14,467)

Net decrease in cash and equivalents	(147,370)	(72,497)	(153,809)	(318,630)
Beginning cash and equivalents	817,665	952,289	824,104	1,198,422

Ending cash and equivalents	$670,295	$879,792	$670,295	$879,792

PACIFICARE HEALTH SYSTEMS, INC.

BALANCE SHEET DATA

(Unaudited)

(in thousands)	June 30, 2005	December 31, 2004	June 30, 2004
Assets:
Cash, equivalents and marketable securities	$2,744,372	$2,760,869	$2,316,405
Receivables, net	405,394	317,362	313,770
Property, plant and equipment, net	230,198	226,594	151,534
Goodwill and intangible assets, net	1,565,299	1,505,799	1,194,319
Other assets	482,731	416,293	395,003

Total assets	$5,427,994	$5,226,917	$4,371,031

Liabilities and stockholders’ equity:
Total medical claims and benefits payable	$1,250,700	$1,192,400	$1,080,700
Current portion of long-term debt	35,146	37,534	6,142
Long-term debt	1,026,702	1,051,520	609,195
Other liabilities	709,544	757,025	673,823
Total stockholders’ equity	2,405,902	2,188,438	2,001,171

Total liabilities and stockholders’ equity	$5,427,994	$5,226,917	$4,371,031

MEMBERSHIP DATA
	June 30, 2005	December 31, 2004	June 30, 2004
Total Membership:
Commercial:
HMO	1,758,200	1,927,900	1,963,000
PPO and indemnity	746,200	582,500	279,500
Employer self-funded	106,300	82,600	27,500

	2,610,700	2,593,000	2,270,000

Senior:
Medicare Advantage	721,700	704,700	689,600
Medicare Supplement	40,000	36,200	32,800
CMS Disease Management	4,200	2,500	—

	765,900	743,400	722,400

Total membership	3,376,600	3,336,400	2,992,400

Specialty Membership:
Pharmacy benefit management (A)	5,502,900	5,588,700	5,545,100
Behavioral health (B)	4,626,200	3,813,600	3,752,600
Dental and vision (B)	1,183,300	1,040,500	809,000

(A)	Pharmacy benefit management membership includes PacifiCare members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans, excluding members covered under other PBM contracts. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(B)	Behavioral health, dental and vision membership includes PacifiCare members in our Commercial, Medicare Advantage or Medicare Supplement plans that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Membership Information

(Unaudited)

(In thousands)	June 30, 2005			March 31, 2005			June 30, 2004
	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL
Managed Care Membership (1)

Arizona	174.9	109.4	284.3	174.0	107.8	281.8	167.2	93.6	260.8
California	1,481.0	359.0	1,840.0	1,475.9	360.7	1,836.6	1,493.1	357.1	1,850.2
Colorado	224.2	53.1	277.3	222.2	52.3	274.5	247.9	52.1	300.0
Florida	37.0	—	37.0	29.5	—	29.5	—	—	—
Guam	26.5	—	26.5	26.5	—	26.5	27.5	—	27.5
Illinois	44.0	—	44.0	36.0	—	36.0	—	—	—
Michigan	53.5	—	53.5	44.1	—	44.1	—	—	—
Nevada	48.6	26.3	74.9	44.8	25.9	70.7	36.0	25.2	61.2
Oklahoma	71.1	15.9	87.0	65.8	15.1	80.9	83.9	15.3	99.2
Oregon	55.4	23.1	78.5	55.3	22.9	78.2	58.3	23.2	81.5
Texas	158.7	93.6	252.3	108.5	89.0	197.5	89.8	76.8	166.6
Washington	63.8	41.3	105.1	62.1	42.4	104.5	66.3	46.3	112.6
Other states	172.0	—	172.0	137.1	—	137.1	—	—	—

Total Managed Care Membership	2,610.7	721.7	3,332.4	2,481.8	716.1	3,197.9	2,270.0	689.6	2,959.6

Total Membership

Commercial
HMO			1,758.2			1,780.6			1,963.0
PPO			746.2			595.5			279.5
Employer self-funded			106.3			105.7			27.5

Total Commercial			2,610.7			2,481.8			2,270.0

Senior
Medicare Advantage			721.7			716.1			689.6
Medicare Supplement			40.0			38.1			32.8
CMS Disease Management			4.2			3.7			—

Total Senior			765.9			757.9			722.4

Total Membership			3,376.6			3,239.7			2,992.4

	June 30, 2005			March 31, 2005			June 30, 2004
	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL
Specialty Membership

Pharmacy benefit management (2)	2,942.6	2,560.3	5,502.9	2,932.0	2,554.0	5,486.0	2,992.4	2,552.7	5,545.1
Behavioral health (3)	1,984.6	2,641.6	4,626.2	1,970.3	2,632.5	4,602.8	1,995.6	1,757.0	3,752.6
Dental and vision (3)	939.2	244.1	1,183.3	921.3	244.2	1,165.5	689.4	119.6	809.0

(1)	Managed care membership includes HMO and PPO membership whether risk or self-funded.

(2)	Pharmacy benefit management PacifiCare membership represents members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans, excluding members covered under other PBM contracts. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(3)	Behavioral health, dental and vision PacifiCare membership represents members in our Commercial, Medicare Advantage or Medicare Supplement plans that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Percent of Health Care Services and Other Expenses

Capitated vs. Other Expenses

(Unaudited)

	Three Months Ended June 30,
(In millions)	2005				2004
	Commercial		Senior		Commercial		Senior
	(amounts in millions)
Capitation expense	$377	28%	$779	54%	$403	34%	$711	57%
All other health care services and other expenses	991	72%	652	46%	795	66%	537	43%

Total health care services and other expenses	$1,368	100%	$1,431	100%	$1,198	100%	$1,248	100%

	Six Months Ended June 30,
(In millions)	2005				2004
	Commercial		Senior		Commercial		Senior
	(amounts in millions)
Capitation expense	$761	29%	$1,548	55%	$802	34%	$1,413	57%
All other health care services and other expenses	1,895	71%	1,292	45%	1,565	66%	1,060	43%

Total health care services and other expenses	$2,656	100%	$2,840	100%	$2,367	100%	$2,473	100%

PacifiCare Health Systems, Inc.

Changes in Medical Claims and Benefits Payable

(Unaudited)

(In thousands)

Balance March 31, 2005	$1,202,300
IBNR health care increases	29,400	Increase is primarily due to the acquisition of Pacific Life, offset by an increase in the speed of cash payments on claims

Provider capitation	15,500	Increase is primarily due to accruals for capitation amounts due to providers on receivables from CMS
All other changes	3,500

Balance June 30, 2005	$1,250,700

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

		Three Months Ended
		6/30/2004	9/30/2004	12/31/2004 (4)	3/31/2005	6/30/2005
Commercial	Days in the period	91	92	92	90	91
A	MCBP ($000s) at end of period	$691,109	$680,842	$679,615	$782,200	$828,100
B	Total HMO and PPO commercial members (000s) at end of period	2,242	2,228	2,239	2,376	2,504
C=A/B	MCBP per member at end of period	$308.26	$305.58	$303.54	$329.21	$330.71
D=A/(Health care costs/Days in quarter)	Days claims payable	48.7	48.4	47.8	49.6	50.1

E	IBNR ($000s) (3)	$548,959	$553,904	$562,669	$634,148	$680,960
F	Claims expense per day ($000s) (3)	$7,327	$7,352	$7,533	$8,509	$9,498
G=E/B	IBNR per member at end of period	$244.85	$248.61	$251.30	$266.90	$271.95
H=E/F	IBNR days claims payable	74.9	75.3	74.7	74.5	71.7

I	Days to turn claims (1), (2)	63.5	61.5	62.4	59.5	59.5

J = H/I	IBNR days claims payable/days to turn claims ratio	1.18	1.23	1.20	1.25	1.20

Senior
A	MCBP ($000s) at end of period	$389,591	$385,758	$394,831	$420,100	$422,600
B	Total Medicare Advantage and Medicare Supplement members (000s) at end of period	722	729	743	758	766
C=A/B	MCBP per member at end of period	$539.60	$529.16	$531.40	$554.22	$551.70
D=A/(Health care costs/Days in quarter)	Days claims payable	28.4	28.2	28.4	26.8	26.9

E	IBNR ($000s) (3)	$303,222	$291,238	$310,250	$333,204	$319,132
F	Claims expense per day ($000s) (3)	$4,847	$4,660	$4,994	$5,655	$5,486
G=E/B	IBNR per member at end of period	$419.98	$399.50	$417.56	$439.58	$416.62
H=E/F	IBNR days claims payable	62.6	62.5	62.1	58.9	58.2

I	Days to turn claims (1), (2)	47.1	44.9	47.4	49.7	49.7

J = H/I	IBNR days claims payable/days to turn claims ratio	1.33	1.39	1.31	1.19	1.17

Consolidated
A	MCBP ($000s) at end of period	$1,080,700	$1,066,600	$1,074,446	$1,202,300	$1,250,700
B	Total members (000s) at end of period	2,964	2,957	2,982	3,134	3,270
C=A/B	MCBP per member at end of period	$364.61	$360.70	$360.31	$383.63	$382.48
D=A/(Health care costs/Days in quarter)	Days claims payable	38.7	38.5	38.3	38.2	38.8

E	IBNR ($000s) (3)	$852,181	$845,142	$872,919	$967,352	$1,000,092
F	Claims expense per day ($000s) (3)	$12,174	$12,012	$12,527	$14,164	$14,984
G=E/B	IBNR per member at end of period	$287.51	$285.81	$292.73	$308.66	$305.84
H=E/F	IBNR days claims payable	70.0	70.4	69.7	68.3	66.7

I	Days to turn claims (1), (2)	56.6	54.7	56.7	55.5	55.5

J = H/I	IBNR days claims payable/days to turn claims ratio	1.24	1.29	1.23	1.23	1.20

K	Days receipts on hand (3)	6.0	5.3	5.8	6.2	6.3

Note 1 - Excludes pharmacy, third party administered claims and Pacific Life claims.

Note 2 - June 30, 2005 days to turn claims assumes no further improvement in speed.

Note 3 - Excludes pharmacy claims.

Note 4 - Excludes the impact of 19 days of AMS operations.

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

	Q2 2005 compared to Q2 2004
Analysis	Commercial	Senior	Consolidated
Days to turn claims - June 30, 2005	59.5	49.7	55.5
Days to turn claims - June 30, 2004	63.5	47.1	56.6

Increase (decrease) in days to turn claims from June 30, 2004 to June 30, 2005	(4.0)	2.6	(1.1)

Q2 2004 claims expense per day ($000s)	$7,327	$4,847	$12,174

Expected IBNR increase (decrease) from improved speed of claims payments ($000s)	$(29,308)	$12,602	$(13,391)

Total members at June 30, 2004 (000s)	2,242	722	2,964

IBNR increase (decrease) per member from improved speed of claims payments	$(13.07)	$17.45	$(4.52)
MCBP per member at June 30, 2004	308.26	539.60	364.61

Expected MCBP per member Q2 2004 assuming improved speed of claims payments	$295.19	$557.05	$360.09

MCBP per member at June 30, 2005	$330.71	$551.70	$382.48

MCBP per member increase (decrease) over second quarter of prior year	12.0%	-1.0%	6.2%

Compares To:
Health care cost per member - Three months ended June 30, 2004 (1), (2)	$161.79	$543.29	$254.99
Health care cost per member - Three months ended June 30, 2005 (1), (2)	$171.06	$572.33	$266.09
Health care cost increase per member over second quarter of prior year	5.7%	5.3%	4.4%

Note 1 - Excludes pharmacy claims.

Note 2 - Excludes CMS Disease Management program.

PacifiCare Health Systems, Inc.

Medical Loss Ratio Information

(Unaudited)

(amounts in millions)

	COMMERCIAL			SENIOR			TOTAL
	Premiums	Health Care Services Expenses	MLR	Premiums	Health Care Services Expenses	MLR	Premiums	Health Care Services Expenses	MLR
Year Ended June 30, 2005:
Private Sector	$3,457.4	$2,818.4	81.5%	$54.5	$41.5	76.1%	$3,511.9	$2,859.9	81.4%

Government Sector	—	—	N/A	3,212.8	2,801.5	87.2%	3,212.8	2,801.5	87.2%

Consolidated	$3,457.4	$2,818.4	81.5%	$3,267.3	$2,843.0	87.0%	$6,724.7	$5,661.4	84.2%

Quarter Ended June 30, 2005:
Private Sector	$1,784.7	$1,449.1	81.2%	$27.8	$19.3	69.5%	$1,812.5	$1,468.4	81.0%

Government Sector	—	—	N/A	1,615.0	1,413.3	87.5%	1,615.0	1,413.3	87.5%

Consolidated	$1,784.7	$1,449.1	81.2%	$1,642.8	$1,432.6	87.2%	$3,427.5	$2,881.7	84.1%

Year Ended June 30, 2004:
Private Sector	$2,951.7	$2,478.0	83.9%	$48.4	$35.7	73.8%	$3,000.1	$2,513.7	83.8%

Government Sector	—	—	N/A	2,812.4	2,432.5	86.5%	2,812.4	2,432.5	86.5%

Consolidated	$2,951.7	$2,478.0	83.9%	$2,860.8	$2,468.2	86.3%	$5,812.5	$4,946.2	85.1%

Quarter Ended June 30, 2004:
Private Sector	$1,489.8	$1,255.2	84.3%	$24.8	$16.1	64.9%	$1,514.6	$1,271.3	83.9%

Government Sector	—	—	N/A	1,422.9	1,229.0	86.4%	1,422.9	1,229.0	86.4%

Consolidated	$1,489.8	$1,255.2	84.3%	$1,447.7	$1,245.1	86.0%	$2,937.5	$2,500.3	85.1%

PacifiCare Health Systems, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Medical Loss Ratio Premiums and Health Care Services Expenses

The following sets forth a reconciliation of premium revenues and health care services expenses used in the calculation of our medical loss ratio to the revenue and health care services and other expenses (which is the closest GAAP financial measure) as shown on the consolidated statements of income:

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Private - Commercial:
Commercial revenue	$1,678.7	$1,413.6	$3,245.0	$2,799.9
Net effect of specialty premiums, administrative service fee revenue and eliminations	106.0	76.2	212.4	151.8

Consolidated private - commercial premiums	$1,784.7	$1,489.8	$3,457.4	$2,951.7

Commercial health care services and other expenses	$1,367.9	$1,198.2	$2,656.3	$2,366.8
Net effect of specialty health care services and other expenses and eliminations	81.2	57.0	162.1	111.2

Consolidated health care services expenses related to consolidated private - commercial premiums	$1,449.1	$1,255.2	$2,818.4	$2,478.0

Government - Senior:
Senior revenue	$1,637.8	$1,441.2	$3,257.5	$2,851.3
Net effect of specialty premiums, private - senior premiums, administrative service fee revenue and eliminations	5.0	6.5	9.8	9.5

Consolidated government - senior premiums	$1,642.8	$1,447.7	$3,267.3	$2,860.8

Senior health care services and other expenses	$1,431.2	$1,248.1	$2,840.1	$2,473.1
Net effect of specialty health care services and other expenses, private - senior health care services and other expenses and eliminations	1.4	(3.0)	2.9	(4.9)

Consolidated health care services expenses related to consolidated government - senior premiums	$1,432.6	$1,245.1	$2,843.0	$2,468.2

PacifiCare Health Systems, Inc.

Guidance Metrics

(Unaudited)

Commercial Membership Growth*	1.5%-2.5%

Medicare Advantage Ending Members*	745,000

Revenue Increase	17.5%-18.5%

MLRs
Consolidated	84%-85%
Private - Commercial	81%-82%
Private - Senior	73%-74%
Government - Senior	87.5%-88.5%

Gross Margins
Commercial	18%-19%
Senior	11.5%-12.5%
Specialty and Other*	39%-40%

EBITDA	$750 - $775 million

Cash Flow from Operations (CFFO)	$500 - $525 million

Free Cash Flow	$320 - $335 million

SG&A Ratio*	13%-13.5%

Depreciation/Amortization	$89 million

Capital Expenditures	$130 - $135 million

Net Income	$365 - $380 million

Average Outstanding Shares	98.8 million

EPS, Full Year	$3.70 - $3.85
EPS, 3rd Quarter*, **	$1.01 - $1.06

Tax Rate	38.8%

*	Indicates change or addition since last issuance on April 28, 2005.

**	Excludes anticipated Part D stand-alone administrative expenses.